Exhibit 99.1

12395 First American Way — Poway, CA 92064

NEWS FOR IMMEDIATE RELEASE

Contacts:
Henri Van Parys	Cindy Williams
Corporate Communications Manager	Investor Relations Manager
727.214.3411, ext. 4136	727.214.3411, ext. 4160
henri.vanparys@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE CORPORATION REPORTS

OPERATING RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF 2008

POWAY, Calif., Feb. 24, 2009—First Advantage Corporation (NASDAQ: FADV) (“the Company”), a global risk mitigation and business solutions provider, today announced operating results for the fourth quarter and full year ended Dec. 31, 2008.

First Advantage reported a loss from continuing operations of $3.5 million (6 cents per diluted share) for the quarter ended Dec. 31, 2008. Results of operations for the quarter and year ended Dec. 31, 2008, include a non-cash impairment charge of $19.7 million ($13.7 million after taxes and minority interests or 23 cents per diluted share). The impairment charge reflects the estimated reduction in the fair value of goodwill mainly associated with its lead generation business. In addition, the Company incurred the severance and restructuring charges in the fourth quarter of approximately $3.4 million (3 cents per diluted share after tax). Excluding these items, earnings from continuing operations were 20 cents per diluted share for the quarter ended Dec. 31, 2008.

“While the deteriorating economic conditions negatively impacted many of our business segments, notably in Employer Services and Dealer Services, bright spots of activity were evident in the Lender Services and Data Services segments,” stated Anand Nallathambi, president and chief executive officer. “The fourth quarter performance was better than expected given the trends heading into it and the normal seasonality of our businesses. Additionally, service revenue growth in the Data Services segment was 91 percent higher on a sequential basis.”

Cash from operating activities from continuing operations was $32.5 million for the current quarter. Capital expenditures were $7.7 million in the current quarter, resulting in free cash flows of $24.8 million.

Income from continuing operations was $78.0 million ($1.32 per diluted share) for the quarter ended Dec. 31, 2007. Results of operations for the quarter and year ended Dec. 31, 2007, includes a pretax investment gain of $97.4 million ($58.4 million after tax or 99 cents per diluted share) related to the sale of common stock of DealerTrack Holdings, Inc.

-more-

First Advantage Reports Operating Results for Fourth Quarter and Full Year 2008

Income from continuing operations was $39.1 million (66 cents per diluted share) for the year ended Dec. 31, 2008, compared to $126.1 million ($2.13 per diluted share) for the year ended

Dec. 31, 2007. Results of operations for 2008 and 2007 each include severance and restructuring costs of approximately $9.7 million (10 cents per diluted share after tax).

Service revenue for the Company was $181.9 million and $727.3 million for the quarter and year ended Dec. 31, 2008, respectively. Service revenue was $187.7 million and $770.2 million for the quarter and year ended Dec. 31, 2007, respectively.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $35.1 million and $142.2 million for the quarter and year ended Dec. 31, 2008, respectively.

“In the face of stiff economic headwinds, we remain focused on reducing costs and increasing efficiencies as evidenced by our solid operating fundamentals. Between March 2008 and year-end, we have reduced 22 percent of our U.S. based workforce, which resulted in a 20 percent reduction in salary expense on an annualized basis. We believe the initiatives implemented in 2008 to streamline operations will serve us well in 2009 and beyond. Our leadership, management and staff are committed to manage through this downturn and be responsive to our clients who are also impacted by this challenging economic environment,” said Nallathambi. “Our corporate focus continues to be on maintaining a strong balance sheet, cash and debt management and preserving capital during these tough times. Additionally, we will continue to search for strategic opportunities that will expand the breadth of our products and services and facilitate our ability to create greater long-term shareholder value.”

First Advantage’s fourth quarter and full year 2008 results will be discussed in more detail on Tuesday, Feb. 24, 2009, at 5:00 p.m. EST, via teleconference and webcast. The teleconference dial-in number is 888.889.1652 within the U.S. and 210.795.9764 outside the U.S., and the passcode is “Advantage.” The live audio webcast of the call will be accessible from the Investor Relations section of First Advantage’s Web site at www.FADV.com. An audio replay of the teleconference call will be available through March 10, 2009, by dialing 866.421.0435 within the U.S. and 203.369.0798 outside the U.S. An audio archive of the webcast will also be available for replay on First Advantage’s Web site following the call.

-more-

First Advantage Reports Operating Results for Fourth Quarter and Full Year 2008

Summary Consolidated Income Statement (Unaudited)

(In thousands, except per share amounts)	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2008	2007	2008	2007
Service revenue	$181,935	$187,671	$727,276	$770,165
Reimbursed government fee revenue	11,907	12,643	52,687	54,106

Total revenue	193,842	200,314	779,963	824,271
Cost of service revenue	69,257	47,854	229,980	219,279
Government fees paid	11,907	12,643	52,687	54,106

Total cost of sales	81,164	60,497	282,667	273,385
Gross margin	112,678	139,817	497,296	550,886

Salaries and benefits	53,463	65,880	241,952	263,888
Facilities and telecommunications	8,402	7,827	32,475	31,710
Other operating expenses	21,064	24,550	86,706	94,235
Depreciation and amortization	11,073	10,553	42,593	39,720
Impairment loss	19,733	—	21,750	204

(Loss) income from operations	(1,057)	31,007	71,820	121,129

Interest (expense) income:
Interest expense	(408)	(1,368)	(2,548)	(10,637)
Interest income	151	1,057	897	2,019

Interest (expense) income, net	(257)	(311)	(1,651)	(8,618)
Equity in earnings of investee	—	624	—	2,939
Gain on investment	—	97,380	—	97,380

(Loss) income from continuing operations before income taxes and minority interest	(1,314)	128,700	70,169	212,830
Provision for income taxes	7,497	50,773	37,079	85,531

(Loss) income from continuing operations before minority interest	(8,811)	77,927	33,090	127,299
Minority interest	(5,360)	(83)	(6,008)	1,177

(Loss) income from continuing operations	(3,451)	78,010	39,098	126,122
Loss from discontinued operations, net of tax	—	(583)	(973)	(152)
Gain (loss) on sale of discontinued operations, net of tax	—	12,137	(3,268)	12,137

Net (loss) income	$(3,451)	$89,564	$34,857	$138,107

Per share amounts, basic:
(Loss) income from continuing operations	$(0.06)	$1.32	$0.66	$2.14
Loss from discontinued operations, net of tax	—	(0.01)	(0.02)	—
Gain (loss) on sale of discontinued operations, net of tax	—	0.21	(0.05)	0.21

Net (loss) Income	$(0.06)	$1.52	$0.59	$2.35

Basic weighted-average shares outstanding	59,492	59,084	59,392	58,871

Per share amounts, diluted
(Loss) income from continuing operations	$(0.06)	$1.32	$0.66	$2.13
Loss from discontinued operations, net of tax	—	(0.01)	(0.02)	—
Gain (loss) on sale of discontinued operations, net of tax	—	0.20	(0.05)	0.21

Net (loss) income	$(0.06)	$1.51	$0.59	$2.34

Diluted weighted-average shares outstanding	59,546	59,188	59,499	59,121

EBITDA calculation:
Net (loss) income	$(3,451)	$89,564	$34,857	$138,107
Provision for income taxes	7,497	50,773	37,079	85,531
Interest expense	257	311	1,651	8,618
Depreciation and amortization	11,073	10,553	42,593	39,720
Gain on investment	—	(97,380)	—	(97,380)
Loss from discontinued operations, net of tax	—	583	973	152
(Gain) loss on sale of discontinued operations, net of tax	—	(12,137)	3,268	(12,137)
Impairment charge	19,733	—	21,750	204

Earnings before interest, taxes, depreciation and amortization (EBITDA)*	$35,109	$42,267	$142,171	$162,815

*	EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA used by certain investors to analyze and compare companies.

-more-

First Advantage Reports Operating Results for Fourth Quarter and Full Year 2008

Segment Financial Information (Unaudited)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
(In thousands, except percentages)	2008	2007	2008	2007
Service revenue
Lender Services	$26,005	$28,265	$128,930	$154,399
Data Services	59,273	26,352	146,798	121,788
Dealer Services	15,643	22,750	88,338	104,017
Employer Services	47,704	61,827	211,101	233,824
Multifamily Services	15,300	15,296	73,337	72,276
Investigative & Litigation Support Services	18,442	33,789	81,723	86,720
Corporate	(432)	(608)	(2,951)	(2,859)

Consolidated	$181,935	$187,671	$727,276	$770,165

Income (loss) from operations
Lender Services	$1,378	$2,107	$19,955	$33,109
Data Services	(10,575)	4,914	6,670	33,687
Dealer Services	2,161	3,396	12,924	15,151
Employer Services	3,589	10,666	16,708	29,126
Multifamily Services	3,151	2,365	21,146	18,621
Investigative & Litigation Support Services	7,644	17,457	31,051	37,068
Corporate	(8,405)	(9,898)	(36,634)	(45,633)

Consolidated	$(1,057)	$31,007	$71,820	$121,129

Operating margin percentage of service revenue
Lender Services	5.30%	7.45%	15.48%	21.44%
Data Services	-17.84%	18.65%	4.54%	27.66%
Dealer Services	13.81%	14.93%	14.63%	14.57%
Employer Services	7.52%	17.25%	7.91%	12.46%
Multifamily Services	20.59%	15.46%	28.83%	25.76%
Investigative & Litigation Support Services	41.45%	51.66%	38.00%	42.74%
Corporate	N/A	N/A	N/A	N/A

Consolidated	-0.58%	16.52%	9.88%	15.73%

-more-

First Advantage Reports Operating Results for Fourth Quarter and Full Year 2008

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software and renters insurance. First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and has approximately 4,100 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500(R) company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to cost reduction initiatives and impact on improved efficiencies in the future quarters, product expansion and enhanced operational efficiencies, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the Company’s Class A common stock; interest rate fluctuations; changes in the real estate market; changes in employment trends; limit on access to public records; the Company’s ability to successfully raise capital; the Company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; heightened regulations and regulatory scrutiny; the degree and nature of the Company’s competition; increases in the Company’s expenses; inability to realize the benefits of offshore strategy; continued consolidation among the Company’s competitors and customers; unanticipated technological changes and requirements; the Company’s ability to identify suppliers of quality and cost-effective data; and other risks identified from time-to-time in the Company’s SEC filings. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Investors are advised to consult the Company’s filings with the SEC, including its 2007 Annual Report on Form 10-K, 2008 Third Quarter Report on Form 10-Q and any subsequent amendments, for a further discussion of these and other risks.

# # #